                                                                   EXHIBIT 10.07


                                                                  EXECUTION COPY


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

        This Fourth Amendment to Credit Agreement (this "Amendment") is entered into as of September 23, 2002 among (i) CARAUSTAR INDUSTRIES, INC. (the "Borrower"), (ii) the subsidiaries of the Borrower identified as Guarantors on the signature pages hereto, (iii) the Lenders identified on the signature pages hereto and (iv) BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

                                    RECITALS

        A. A Credit Agreement dated as of March 29, 2001 (as amended by that certain First Amendment to Credit Agreement dated as of September 10, 2001, that certain Second Amendment to Credit Agreement dated as of November 30, 2001 and that certain Third Amendment to Credit Agreement dated as of January 22, 2002 and as further modified or amended from time to time, the "Credit Agreement") has been entered into by and among the Borrower, the Guarantors party thereto (the "Guarantors"), the financial institutions party thereto (the "Lenders") and the Administrative Agent.

        B. The parties previously entered into that certain Fourth Amendment to Credit Agreement dated as of June 3, 2002, as modified as of July 11, 2002 (as so modified, the "June 2002 Amendment"), which contained certain amendments to the Credit Agreement and other agreements among the parties with respect to the Credit Agreement.

        C. Notwithstanding the fact that the June 2002 Amendment was executed by the parties and deemed closed as of July 3, 2002, the June 2002 Amendment contained certain conditions to effectiveness, which conditions have not been satisfied, and, accordingly, the June 2002 Amendment has not become effective except to the extent provided therein.

        D. The Borrower has requested, and the Required Lenders have agreed, to the amendments to the Credit Agreement and other agreements as set forth in this Amendment, and the parties intend that this Amendment shall amend, restate and replace the June 2002 Amendment in its entirety, and the June 2002 Amendment shall have no further force or effect.

                                    AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, as of the Fourth Amendment Effective Date (as hereinafter defined), the June 2002 Amendment is amended, restated and replaced in its entirety as follows:

        1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

        (a) "Cash Taxes" means, for any period, the aggregate of all income taxes paid in cash by the Borrower and its Consolidated Subsidiaries during such period (irrespective of when such taxes were accrued or assessed), as determined and computed on a Consolidated basis in accordance with GAAP.

        (b) "Collateral" means all the accounts receivable and inventory of the Credit Parties, now existing or hereafter acquired and with respect to which Liens in favor of the Administrative Agent are purported to be granted, pursuant to and in accordance with the terms of the Collateral Documents.

        (c) "Collateral Documents" means a collective reference to the Security Agreement and all financing statements and/or other documents reasonably requested by the Administrative Agent to create and/or perfect its security interest, for the benefit of the secured parties referred to therein, in the Collateral of the Credit Parties.

        (d) "Dividends" has the meaning given to such term in the definition of "Restricted Payment" contained herein.

        (e) "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) the remainder of EBITDA minus Capital Expenditures to (b) the sum of (i) Interest Expense plus
               (ii) Cash Taxes plus (iii) Dividends plus (iv) Scheduled Debt Payments, in each case for the period of four (4) consecutive fiscal quarters ending as of such day.

        (f) "Fourth Amendment" means that certain Fourth Amendment to Credit Agreement dated as of September 23, 2002 among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

        (g)    "Fourth Amendment Effective Date" means September 23, 2002.

        (h)    [Intentionally Omitted]

        (i) "JS Industrial Packaging Group Acquisition" means the Borrower's acquisition from Jefferson Smurfit Corporation of the business referred to as the "JS Industrial Packaging Group" for an aggregate consideration (including any assumed Debt) of approximately $90 million (plus approximately $5 million of transaction costs).

        (j) "New Senior Subordinated Note Indenture" means the Indenture, to be dated on or about the issue date of the New Senior Subordinated Notes, between the Borrower, the Subsidiaries of the Borrower identified as guarantors therein and

               The Bank of New York, as Trustee, as amended, modified and supplemented from time to time to the extent permitted under this Agreement.

        (k) "New Senior Subordinated Notes" means the Senior Subordinated Notes issued pursuant to the New Senior Subordinated Note Indenture, as amended, modified and supplemented from time to time to the extent permitted under this Agreement.

        (l) "Security Agreement" means that certain Security Agreement, substantially in the form of Exhibit I hereto, to be dated as of the Fourth Amendment Effective Date among the Credit Parties and the Administrative Agent, pursuant to which Liens in favor of the Administrative Agent, in its capacity as Collateral Agent, for the ratable benefit of (i) the Administrative Agent and the Lenders (and, with respect to Obligations under Hedging Agreements, Affiliates of the Lenders as well as the Lenders),
               (ii) the lenders under the Premier Boxboard Credit Facility and
               (iii) the lenders under the Standard Gypsum Credit Facility, are purported to be granted, as such Security Agreement is amended, modified, restated or supplemented from time to time.

        (m) "Scheduled Debt Payments" means, as of any date for the Borrower and its Consolidated Subsidiaries, the sum of all payments of principal on Debt for borrowed money which, at the time of issuance thereof, had an original maturity of more than one year from the date of issuance, that are (x) required to be paid and
               (y) either actually paid or required to be paid and as to which a default in the payment thereof has occurred and is continuing, in each case under (x) and (y) for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during such period), as determined and computed on a Consolidated basis in accordance with GAAP.

        (n) "Standard Gypsum Credit Facility" means, collectively, (i) the Reimbursement Agreement dated as of May 1, 1999 and (ii) the Reimbursement Agreement dated as of August 1, 1999, each between Standard Gypsum, the issuing bank party thereto, and Toronto Dominion (Texas), Inc., as administrative agent.

        2.     Further Amendment to Section 1.1 of the Credit Agreement.

        (a) The definition of "Applicable Percentage" in Section 1.1 of the Credit Agreement is hereby amended by replacing the pricing grid found therein with the following:

-------------------------------------------------------------------------------------------------
                                   Applicable        Applicable        Applicable      Applicable
                                 Percentage for    Percentage for    Percentage for    Percentage
  Pricing         Total          Offshore Rate       Base Rate         Commitment         for
   Level      Leverage Ratio         Loans             Loans              Fee           L/C Fee
-------------------------------------------------------------------------------------------------
     I           * 45.0%             1.75%             0.50%              0.40%          1.75%
-------------------------------------------------------------------------------------------------
     II       * 55.0% but **         2.00%             0.75%              0.50%          2.00%
                  45.0%
-------------------------------------------------------------------------------------------------
    III       * 60.0% but **         2.25%             1.00%              0.50%          2.25%
                  55.0%
-------------------------------------------------------------------------------------------------
     IV       * 65.0% but **         2.50%             1.25%              0.50%          2.50%
                  60.0%
-------------------------------------------------------------------------------------------------
     V         ** 65.0%              2.75%             1.50%              0.55%          2.75%
-------------------------------------------------------------------------------------------------

*  less than

** greater than or equal to


        (b) The definition of "Applicable Percentage" is further amended by adding the following paragraph as the last paragraph of such definition:

        "Notwithstanding the foregoing, in the event that the Borrower (i) consummates the JS Industrial Packaging Group Acquisition and (ii) by November 15, 2002 has not (x) issued New Senior Subordinated Notes on terms and conditions reasonably satisfactory to the Administrative Agent, (y) received gross proceeds from the issuance of such New Senior Subordinated Notes in an aggregate amount of not less than $50,000,000, and (z) (I) reduced the aggregate principal amount of the Revolving Credit Loans to $0.00, and (II) delivered to the Administrative Agent an unaudited Consolidated balance sheet for the Borrower that shows a balance for cash and Cash Equivalents of not less than $50,000,000 (which balance sheet shall be certified by a Responsible Officer of the Borrower and shall be in form and substance reasonably satisfactory to the Administrative Agent), the Applicable Percentages set forth above shall, on November 15, 2002 (or, if the JS Industrial Packaging Group Acquisition is consummated on a later date, such later date) increase by 0.25% at each Pricing Level (but excluding the Applicable Percentage for Commitment Fee), and shall thereafter increase by an additional 0.25% as of each three month anniversary of November 15, 2002 (or such later date, as the case may be), until the first date (the "Pricing Restoration Date") thereafter on which both (A) the aggregate outstanding principal amount of the Revolving Credit Loans equals $0.00 and (B) the Borrower's unaudited Consolidated balance sheet shows a balance for cash and Cash Equivalents of not less than $50,000,000 (which balance sheet shall be certified by a Responsible Officer of the Borrower, shall have been delivered to the Administrative Agent and shall be in form and substance reasonably satisfactory to the Administrative Agent); provided, however, notwithstanding any such increases, the maximum Applicable Percentage hereunder for (i) Offshore Rate Loans and L/C Fees shall be 3.75%, and (ii) Base Rate Loans shall be 2.50%; and provided further, that upon the occurrence of the Pricing Restoration Date, any prior increase in the Applicable Percentages pursuant to this paragraph shall cease to have effect and the Applicable Percentage for the purpose of calculating any applicable interest rate and/or fee hereunder shall, automatically and without the necessity of any further action on the part of any party hereto, again be as set forth in the table above."

        3. Further Amendment to Section 1.1 of the Credit Agreement. The definition of "Debt" is hereby amended by deleting clause (g) thereof (which reads "(g) all Support Obligations of such Person,") and replacing it with the following:

               "(g)   all Support Obligations of such Person in respect of
        Debt,"

        4. Further Amendment to Section 1.1 of the Credit Agreement. The definition of "EBITDA" is hereby amended by:

               (a) inserting the following at the end of clause (b)(v) therein:

               "and one-time charges, fees and expenses paid or incurred by the Borrower in connection with the issuance of the New Senior Subordinated Notes and the consummation of the other transactions contemplated by the Fourth Amendment in an aggregate amount of up to $3,000,000"; and

               (b) inserting the following immediately after the words "Section 9.6" in the proviso therein:

                      "(other than the JS Industrial Packaging Group Acquisition)".

        5. Further Amendment to Section 1.1 of the Credit Agreement. The definition for "Loan Documents" is hereby amended in its entirety by replacing it with the following:

               "Loan Documents" means, collectively, this Agreement, the Notes, the L/C Applications (except that L/C Applications shall not constitute Loan Documents for the purposes of Section 13.11), any Guarantor Joinder Agreement, the Collateral Documents and each other document, instrument and agreement executed and delivered by any Credit Party or its Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

        6. Further Amendment to Section 1.1 of the Credit Agreement. The definition for "Restricted Payment" is hereby amended in its entirety by deleting the comma at the end of clause (i) thereof and replacing it with the following:

               "(any such dividend or other payment or distribution, a "Dividend"),

        7. Further Amendment to Section 1.1 of the Credit Agreement. The definition of "Senior Subordinated Note Indenture" is hereby amended by inserting the following at the end thereof:

               "Except as otherwise expressly provided herein or as the context otherwise requires, references herein to the Senior Subordinated Note Indenture shall also be deemed references to the New Senior Subordinated
        Note Indenture."

        8. Further Amendment to Section 1.1 of the Credit Agreement. The definition of "Senior Subordinated Notes" is hereby amended by inserting the following at the end thereof:

               "Except as otherwise expressly provided herein or as the context otherwise requires, references herein to the Senior Subordinated Notes shall also be deemed references to the New Senior Subordinated Notes."

        9. Further Amendment to Section 1.1 of the Credit Agreement. The definition of "Specified Maturity Date" is hereby deleted in its entirety and replaced with the following:

               ""Specified Maturity Date" means March 29, 2005."

        10. Amendment to Section 8.3 of the Credit Agreement. Section 8.3 of the Credit Agreement is hereby amended by inserting the following at the end of the sentence found therein:

               "Within ten Business Days after the occurrence of the Fourth Amendment Effective Date, the Administrative Agent, in its capacity as Collateral Agent under the Security Agreement (for the ratable benefit of the Secured Parties named therein), shall be named as loss payee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

               In the event there occurs any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such loss, damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, and subject to the provisions of the last sentence of this paragraph, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement
        (a) is desirable to the conduct of the business of such Credit Party in the ordinary course and otherwise is in the best interest of such Credit Party and (b) would not materially impair the rights and benefits of (i) the Administrative Agent or the Lenders under this Credit Agreement or any other Loan Document or (ii) the Collateral Agent and Secured Parties under (and as defined in) the Security Agreement. So long as no Event of Default has occurred and is continuing, the Administrative Agent, in its capacity as Collateral Agent under the Security Agreement, agrees to release any insurance proceeds received by it to the applicable Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed. In the event a Credit Party shall receive any insurance proceeds as a result of any loss, damage or destruction of Collateral in a net amount in excess of $1,000,000, the Credit Parties shall, within the period of 180 days following the date of receipt of such proceeds, apply (or cause to be applied) an amount equal to such proceeds to (x) make reinvestments consisting of acquisitions of assets used or useful in the same or a similar line of business as the Borrower and its subsidiaries were engaged in on the Closing Date (including but not limited to the repair or replacement of the related Collateral) or (y) prepay the Secured Obligations (as defined in the Security Agreement) (including by cash collateralizing letter of credit (but only after all outstanding loans under the same facility have been prepaid) or guaranty obligations) on a pro rata basis.

               The Administrative Agent is authorized, but not obligated, as the attorney-in-fact of each of the Credit Parties and for the benefit of the Lenders (and any other secured parties under the Security Agreement), upon the occurrence and during the continuance of an Event of Default, without the consent of the applicable Credit Party, (i) to adjust and compromise proceeds payable under such insurance policies,
        (ii) to collect, receive and give receipts for such insurance proceeds in the name of such Credit Party, the Administrative Agent and the Lenders (and any other secured parties under the Security Agreement) and
        (iii) to endorse such Credit Party's name upon any instrument in payment thereof.

               All insurance proceeds shall be subject to the security interest of the Secured Parties (as defined in the Security Agreement) under the Collateral Documents."

        11. Amendment to Section 8.10 of the Credit Agreement. Section 8.10 of the Credit Agreement is hereby amended by inserting the following at the end of the sentence found therein:

               "After the occurrence and during the continuance of an Event of Default, any such action shall be at the expense of the Credit Parties. In addition, the Credit Parties agree that the Administrative Agent, and its representatives, may conduct an audit of the Collateral annually (or, after the occurrence and during the continuance of an Event of Default, more frequently), at the expense of the Credit Parties."

        12. Amendment to Article VIII of the Credit Agreement. Article VIII of the Credit Agreement is hereby amended by inserting the following Sections in numerical order:

        "(a)   SECTION 8.13 Pledged Assets.

               Each Credit Party will (i) cause all of its Property that constitutes (or pursuant to the terms hereof is intended to constitute) Collateral to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent, as Collateral Agent for the ratable benefit of the Secured Parties referred to in the Collateral Documents, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents, subject in any case to Liens permitted under Section 9.2 and the Security Agreement and (ii) deliver, or, in the case of agreements or other documents that require the consent of a non-Affiliate of the Borrower, use commercially reasonable efforts to deliver, such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, landlord's waivers (subject to Section 8.14), certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's Liens thereunder), all in form, content and scope reasonably satisfactory to the Administrative Agent.

        (b)    SECTION 8.14 Further Assurances Regarding Collateral.

               Each Credit Party shall:

               (i) At its expense, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Required Lenders may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents or creating or perfecting or ensuring the priority or sufficiency or enforceability or enforcement of a Lien in favor of the Administrative Agent as security for the Obligations upon any or all of the Collateral (whether owned prior to the Fourth Amendment Effective Date or thereafter acquired), or more fully perfecting or renewing any such Lien;

               (ii) To the extent requested by the Administrative Agent, at such Credit Party's expense, if the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents requires any consent, approval, recording, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that may be required from the Borrower or any of its Subsidiaries or may reasonably be requested for such governmental consent, approval, recording, qualification or authorization; and

               (iii) Use its commercially reasonable efforts to obtain within 60 days of the Fourth Amendment Effective Date (or in the case of locations which meet the threshold set forth herein on a date subsequent to the Fourth Amendment Effective Date, within 45 days of the date on which a Responsible Officer of the Borrower becomes aware of such change) such landlord waiver and/or warehousemen and bailee letters, as applicable, in form and substance satisfactory to the Administrative Agent with respect to all Collateral located at a leased location or held by a warehouseman or bailee to the extent the aggregate value of the Collateral at such location exceeds $1,000,000."

        13.    Amendment to Section 9.1 of the Credit Agreement.

               (a) Section 9.1(a) of the Credit Agreement is hereby amended by deleting the table therein and replacing it with the following:

-------------------------------------------------------------
                  Period                           Ratio
-------------------------------------------------------------
  fiscal quarter ending March 31, 2001             72.5%
-------------------------------------------------------------
  fiscal quarter ending June 30, 2001              72.5%
-------------------------------------------------------------
  fiscal quarter ending September 30, 2001         72.5%
-------------------------------------------------------------
  fiscal quarter ending December 31, 2001          72.5%
-------------------------------------------------------------
  fiscal quarter ending March 31, 2002             70.0%
-------------------------------------------------------------
  fiscal quarter ending June 30, 2002              70.0%
-------------------------------------------------------------
  fiscal quarter ending September 30, 2002         70.0%
-------------------------------------------------------------
  fiscal quarter ending December 31, 2002          70.0%
-------------------------------------------------------------
  fiscal quarter ending March 31, 2003             70.0%
-------------------------------------------------------------
  fiscal quarter ending June 30, 2003              70.0%
-------------------------------------------------------------
  fiscal quarter ending September 30, 2003         67.5%
-------------------------------------------------------------
  fiscal quarter ending December 31, 2003 and      65.0%
  each fiscal quarter ending thereafter
-------------------------------------------------------------

               (b) Section 9.1(b) of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and replacing it with the following:

               "(b)   Minimum Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Fourth Amendment Effective Date, the Credit Parties will not permit the Fixed Charge Coverage Ratio to be less than:

-------------------------------------------------------------
                 Period                           Ratio
-------------------------------------------------------------
  fiscal quarter ending September 30, 2002       1.50:1.0
  and each fiscal quarter ending thereafter
-------------------------------------------------------------

               (c) Section 9.1(c) of the Credit Agreement is hereby amended in its entirety by replacing it with the following:

               "(c)   Minimum Tangible Net Worth. At all times after the Fourth
        Amendment Effective Date, the Credit Parties will not permit Tangible Net Worth to be less than the TNW Floor (as defined below) plus, as of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Fourth Amendment Effective Date, (i) 50% of Net Income (to the extent positive) for the fiscal quarter then ended (or, with respect to the fiscal quarter in which the JS Industrial Packaging Group Acquisition occurs, for the portion of the fiscal quarter occurring after the date such acquisition is consummated), such increases to be cumulative, and (ii) 100% of the Net Cash Proceeds of Equity Issuances during the fiscal quarter then ended (or, with respect to the fiscal quarter in which the JS Industrial Packaging Group Acquisition occurs, for the portion of the fiscal quarter occurring after the date such acquisition is consummated), such increases to be cumulative. For purposes hereof, "TNW Floor" shall mean (A) initially,

        $108,900,000 and (B) upon the consummation of the JS Industrial Packaging Group Acquisition, 90% of actual Tangible Net Worth as of the date of such consummation (and after giving effect thereto), as calculated in good faith by the Borrower and as certified in writing to the Administrative Agent on the date of such consummation by a Responsible Officer of the Borrower."

        14. Amendment to Section 9.2 of the Credit Agreement. Section 9.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of subclause (i) thereof; (ii) replacing the period at the end of subclause (j) thereof with "; and" and (iii) adding the following new subclause (k) immediately to the end of such clause (j):

               "(k)   prior to the consummation of the JS Industrial Packaging
        Group Acquisition, Liens in favor of the trustee for (or escrow agent with respect to) the New Senior Subordinated Notes granted by the Borrower on the Borrower's interest in the proceeds from the issuance of such New Senior Subordinated Notes (it being understood that such Liens shall secure only the obligation of the Borrower to return such proceeds to the trustee for the New Senior Subordinated Notes (or such escrow agent) in the event the JS Industrial Packaging Group Acquisition fails to close)."

        15. Amendment to Section 9.2(e) of the Credit Agreement. Section 9.2(e) of the Credit Agreement is hereby amended in its entirety by replacing it with the following:

               "(e)   Liens in favor of the Administrative Agent (or another
        collateral agent acceptable to the Administrative Agent and the Required Lenders) for the benefit of (i) the Administrative Agent and the Lenders (and, with respect to Obligations under Hedging Agreements, Affiliates of the Lenders), (ii) to the extent a default would otherwise exist under the Senior Note Indenture, the holders of the Senior Notes, and
        (iii) in connection with the Security Agreement, the Secured Parties (as defined in the Security Agreement);"

        16. Amendment to Section 9.3(f) of the Credit Agreement. Section 9.3(f) of the Credit Agreement is hereby amended in its entirety by replacing it with the following:

        "(f) Debt owing under the Senior Subordinated Notes, New Senior Notes and the New Senior Subordinated Notes not to exceed in the aggregate principal at any time outstanding an amount equal to
               (i) $375,000,000 less (ii) the aggregate amount of any Senior Subordinated Notes, New Senior Notes and/or New Senior Subordinated Notes that have been permanently prepaid, redeemed or otherwise retired; provided that, in connection with the issuance of any New Senior Subordinated Notes, the Borrower shall, promptly upon such issuance, deliver a copy, certified by an officer of the Borrower as true and complete, of the New Senior Subordinated Note Indenture and each other material document executed in connection therewith, in each case as originally executed and delivered and together with all exhibits and schedules thereto."

        17. Amendment to Section 9.5 of the Credit Agreement. Section 9.5 of the Credit Agreement is hereby amended by adding the following at the end of the paragraph found therein:

               "Upon a sale of assets permitted by this Section 9.5 and the Security Agreement, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent's security interest, if any, in such assets, including, without limitation, amendments or terminations of UCC financing statements, if any, and the release of such Credit Party from all of its obligations, if any, under the Loan Documents."

        18. Amendment to Section 9.6 of the Credit Agreement. Section 9.6 of the Credit Agreement is hereby amended in its entirety by replacing it with the following:

        "SECTION 9.6 Limitations on Acquisitions.

               Other than transactions permitted under Section 9.7, no Credit Party will, nor will it permit any of its Subsidiaries to, acquire all or any portion of the Capital Stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary, except (a) the JS Industrial Packaging Group Acquisition and
        (b) other acquisitions, so long as, with respect to transactions permitted under this clause (b), (i) the Person, assets, property and/or operations being acquired engage in or are engaged in the same line of business as that engaged in by the Borrower and its Subsidiaries on the Closing Date or a business reasonably related thereto, (ii) in the case of an acquisition of Capital Stock or other ownership interest of a Person, the Board of Directors of the Person which is the subject of such acquisition shall have approved the acquisition, (iii) no Default or Event of Default shall exist on the date of, or shall result from, any such acquisition (including after giving effect to such transaction on a pro forma basis), and (iv) the aggregate cash consideration for each such acquisition does not exceed $25,000,000 and the aggregate consideration (cash and noncash) for all such acquisitions consummated in any twelve-month period does not exceed $50,000,000."

        19. Amendment to Section 9.13 of the Credit Agreement. Section 9.13 of the Credit Agreement is hereby amended in its entirety by deleting the last paragraph of such section in its entirety and replacing it with the following:

               "Notwithstanding the foregoing, but subject to the following proviso, the Borrower may acquire (and thereafter retire or redeem) up to $30,000,000 in aggregate principal amount of the Senior Subordinated Notes so long as no Default or Event of Default shall exist on the date of, or shall result from, any such transaction (including after giving effect to such transaction on a pro forma basis); provided, however, in the event that the Borrower (i) consummates the JS Industrial Packaging Group Acquisition and (ii) has not, prior to or concurrently with the consummation of the JS Industrial Packaging Group Acquisition, (x) issued New Senior Subordinated Notes on terms and conditions reasonably satisfactory to the Administrative Agent, (y) received gross proceeds from the issuance of such New Senior Subordinated Notes in an aggregate amount of not less than $50,000,000, and (z) (I) reduced the aggregate principal amount of the Revolving Credit Loans to $0.00, and (II) delivered to the Administrative Agent an unaudited Consolidated balance sheet for the Borrower that shows a balance for cash and Cash Equivalents of not less than $50,000,000 (which balance sheet shall be certified by a Responsible Officer of the Borrower and shall be in form and substance reasonably satisfactory to the Administrative Agent), the foregoing provision shall cease to be effective and the Borrower shall not be permitted to acquire Senior Subordinated Notes in reliance thereon until the first date thereafter (the "Liquidity Restoration Date") on which both (A) the aggregate outstanding principal amount of the Revolving Credit Loans equals $0.00 and (B) the Borrower's unaudited Consolidated balance sheet shows a balance for cash and Cash Equivalents of not less than $50,000,000 (which balance sheet shall be certified by a Responsible Officer of the Borrower, shall have been delivered to the Administrative Agent and shall be in form and substance reasonably satisfactory to the Administrative Agent). Upon the occurrence of the Liquidity Restoration Date, such provision shall again be effective automatically and without the necessity of any further action on the part of any party hereto.

        20. Amendment to Section 11.1 of the Credit Agreement. Section 11.1 of the Credit Agreement is hereby amended by adding a new clause (q) at the end thereof to read as follows:

               "(q)   JV Debt Cross-Default. The occurrence of (i) any event of
        default under the Standard Gypsum Credit Facility or the Premier Boxboard Credit Facility (beyond the period of grace, if any, provided therein) or (ii) any demand for payment under (A) the Borrower's guaranty of Standard Gypsum's obligations under the Standard Gypsum Credit Facility or (B) the Borrower's guaranty of Premier Boxboard's obligations under the Premier Boxboard Credit Facility."

        21. Amendment to Section 13.9(d) of the Credit Agreement. Section 13.9(d)(iii) of the Credit Agreement which reads "or (iii) release all or substantially all of the Guarantors from their obligations hereunder" is hereby deleted and replaced with the following:

               ", (iii) release all or substantially all of the Guarantors from their obligations hereunder or (iv) except as a result of or in connection with an Asset Disposition permitted by Section 9.5, release all or substantially all of the Collateral."

        22.    Modification to Section 13.11 of the Credit Agreement. Section
13.11 of the Credit Agreement is modified as follows to fix a typographical error: The reference to "this Section 13.10" contained in clause (g) of the proviso found therein is replaced with a reference to "this Section 13.11".

        23.    Amendment to Article XIII of the Credit Agreement. A new Section
13.20 is hereby added to the Credit Agreement to read as follows:

        "SECTION 13.20 MATTERS RELATING TO SECURITY AGREEMENT.

               Notwithstanding anything to the contrary contained herein, and without limiting the generality of Section 12.1, each of the Lenders hereby (a) irrevocably designates and appoints Bank of America as Collateral Agent of such Lender under the Security Agreement and the other Collateral Documents for the term hereof and each such Lender irrevocably authorizes Bank of America as Collateral Agent for such Lender, to execute and deliver the Security Agreement, to take such action on its behalf under the provisions of the Security Agreement and the other Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Security Agreement and such other Collateral Documents, together with such other powers as are reasonably incidental thereto and
        (b) acknowledges and agrees that (i) the Security Agreement provides that the Collateral (and proceeds thereof) are to be shared ratably among the Secured Parties referred to in the Security Agreement and that the Required Secured Parties (as defined in the Security Agreement) can direct the Collateral Agent to act (or refrain from acting) with respect to the Collateral and (ii) the Security Agreement may not be amended except in accordance with the provisions of Section 13 thereof (which provisions may, in certain instances, require the consent of certain Secured Parties referred to in the Security Agreement in addition to consent of the Required Lenders hereunder)."

        24. Amendment to Exhibit G to the Credit Agreement. Exhibit G to the Credit Agreement is hereby amended in its entirety by replacing it with the new Exhibit G attached hereto.

        25. New Exhibit I of the Credit Agreement. Exhibit I attached hereto is hereby added as a new Exhibit I to the Credit Agreement.

        26. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) no Default or Event of Default exists; (b) all of the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for those that expressly state that they are made as of an earlier date); and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Loan Documents or, to the extent it does, they are hereby released in consideration of the Lenders entering into this Amendment.

        27. Conditions Precedent to Effectiveness. This Amendment shall be effective as of the Fourth Amendment Effective Date when (and only when) each of the following conditions precedent has been satisfied:

               (a) The Administrative Agent shall have received from the Credit Parties and the Lenders duly executed counterparts of this Amendment;

               (b) The Administrative Agent shall have received from the Borrower an amendment fee equal to 0.25% multiplied by the aggregate Revolving Credit Commitments of the Lenders, such fee being for the account of each such Lender pro rata according to such Lender's Revolving Credit Commitment as of the Fourth Amendment Effective Date (it being understood that such fee is in addition to the amendment fee previously paid by the Borrower to the Administrative Agent for the benefit of the Lenders consenting to the June 2002 Amendment, upon the closing of the June 2002 Amendment);

               (c) The Credit Parties shall have paid any and all out-of-pocket costs (to the extent invoiced) incurred by the Administrative Agent (including the reasonable fees and expenses of the Administrative Agent's legal counsel), and fees and other amounts payable to the Administrative Agent, in each case in connection with the arrangement, negotiation, preparation, execution and delivery of this Amendment;

               (d) The Administrative Agent shall have received (i) from the Credit Parties, duly executed counterparts of the Security Agreement and
        (ii) from counsel to the Credit Parties, a legal opinion in form and substance acceptable to the Administrative Agent and its counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Security Agreement and the creation and perfection of the Administrative Agent's Liens thereunder);

               (e) The Administrative Agent shall have received evidence satisfactory to it that the Borrower shall have obtained amendments to its guaranties in connection with the Premier Boxboard Credit Facility and the Standard Gypsum Credit Facility that conform to the applicable terms of this Amendment; and

               (f) The representations and warranties contained in Section 26 of this Amendment shall be true and correct in all material respects on and as of such Fourth Amendment Effective Date (including after giving effect to the consummation of the JS Industrial Packaging Group Acquisition, but only if consummated on or prior to such date) with the same effect as if made on and as of such date.

        28. Ratification of Credit Agreement. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The term "this Agreement" or "Credit Agreement" and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

        29. Authority/Enforceability. Each of the Credit Parties hereto represents and warrants as follows:

               (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

               (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

               (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment. The execution, delivery and performance by such Person of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any of its Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except as could not reasonably be expected to have a Material Adverse Effect.

        30. Expenses. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

        31. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

        32. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

        33. Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:             CARAUSTAR INDUSTRIES, INC.,
                      a North Carolina corporation

                      By: /s/ H. LEE THRASH, III
                          ----------------------------------------
                      Name:  H. Lee Thrash, III
                      Title: Vice President Planning & Development
                             and Chief Financial Officer

GUARANTORS:      AUSTELL HOLDING COMPANY, LLC,
                 a Georgia limited liability company
                 CAMDEN PAPERBOARD CORPORATION,
                 a New Jersey corporation
                 CARAUSTAR CUSTOM PACKAGING GROUP, INC.,
                 a Delaware corporation
                 CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND), INC., a Maryland corporation
                 CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC., a Delaware corporation
                 CARAUSTAR MILL GROUP, INC.,
                 an Ohio corporation f/k/a Caraustar Paperboard Corporation
                 CARAUSTAR RECOVERED FIBER GROUP, INC.,
                 a Delaware corporation
                 CHICAGO PAPERBOARD CORPORATION,
                 an Illinois corporation
                 FEDERAL TRANSPORT, INC.,
                 an Ohio corporation
                 GYPSUM MGC, INC.,
                 a Delaware corporation
                 HALIFAX PAPER BOARD COMPANY, INC.,
                 a North Carolina corporation
                 MCQUEENEY GYPSUM COMPANY,
                 a Delaware corporation
                 MCQUEENY GYPSUM COMPANY, LLC,
                 a Delaware limited liability company
                 PBL INC.,
                 a Delaware corporation
                 SPRAGUE PAPERBOARD, INC.,
                 a Connecticut corporation


                 By: /s/ H. LEE THRASH, III
                     ----------------------------------------
                 Name:  H. Lee Thrash, III
                 Title: Vice President Planning & Development
                        and Chief Financial Officer


                        of each of the Foregoing Guarantors

                 CARAUSTAR, G.P.,
                 a South Carolina general partnership

                 By:    CARAUSTAR INDUSTRIES, INC.,
                        a North Carolina corporation, general partner

                 By: /s/ H. LEE THRASH, III
                     ----------------------------------------
                 Name:  H. Lee Thrash, III
                 Title: Vice President Planning & Development
                        and Chief Financial Officer

                 By:    CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS
                        GROUP, INC., a Delaware corporation, general partner

                 By: /s/ H. LEE THRASH, III
                     ----------------------------------------
                 Name:  H. Lee Thrash, III
                 Title: Vice President Planning & Development
                        and Chief Financial Officer

ADMINISTRATIVE
AGENT:                 BANK OF AMERICA, N.A., in its capacity
                       as Administrative Agent

                       By:    /s/ THOMAS R. SULLIVAN
                          ---------------------------------
                       Name:  Thomas R. Sullivan
                            -------------------------------
                       Title: Vice President
                             ------------------------------

LENDERS:               BANK OF AMERICA, N.A.,
                       as an Issuing Lender and a Lender


                       By:    /s/ THOMAS R. SULLIVAN
                          ---------------------------------
                       Name:  Thomas R. Sullivan
                            -------------------------------
                       Title: Vice President
                             ------------------------------

                       BANKERS TRUST COMPANY,
                       individually as an Issuing Lender and a Lender


                       By:    /s/ THOMAS R. SULLIVAN
                          ---------------------------------
                       Name:  Thomas R. Sullivan
                            -------------------------------
                       Title: Vice President
                             ------------------------------

                             CREDIT SUISSE FIRST BOSTON


                             By:    /s/ JAY CHALL
                                ---------------------------------
                             Name:  Jay Chall
                                  -------------------------------
                             Title: Director
                                   ------------------------------


                             By:    /s/ KARL STUDER
                                ---------------------------------
                             Name:  Karl Studer
                                  -------------------------------
                             Title: Director
                                   ------------------------------

                             CREDIT LYONNAIS NEW YORK BRANCH

                             By:    /s/ SCOTT R. CHAPPELKA
                                ---------------------------------
                             Name:  Scott R. Chappelka
                                  -------------------------------
                             Title: Vice President
                                   ------------------------------

                             THE BANK OF NEW YORK


                             By:    /s/ RONALD R. REEDY
                                ---------------------------------
                             Name:  Ronald R. Reedy
                                  -------------------------------
                             Title: Vice President
                                   ------------------------------

                                    EXHIBIT G

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

        The undersigned, on behalf of Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

        1. This Certificate is delivered to you pursuant to Section 6.2 of the Credit Agreement dated as of March 29, 2001 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrower, the Subsidiaries of the Borrower identified therein, the Lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

        2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of ______________ and for the _______________ period[s] then ended and such statements present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of the operations of the Borrower and its Subsidiaries for the respective period[s] then ended, subject to normal year end adjustments for interim statements.

        3. I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower and its Subsidiaries have taken, are taking and propose to take with respect thereto].

        4. The Applicable Percentage Pricing Level and information as to the financial ratios necessary for determining such figure are set forth on the attached Schedule 1.

        5. The Borrower and its Subsidiaries are in compliance with the financial covenants contained in Section 9.1 of the Credit Agreement as shown on such Schedule 1.

                            [Signature Page Follows]

        WITNESS the following signature as of the ___ day of ___________, 200__.

                                        CARAUSTAR INDUSTRIES, INC.,
                                        a North Carolina corporation

                                        By:
                                            ----------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------

                                   Schedule 1

            Financial Covenant and Applicable Percentage Calculations


                                  See attached

                                    EXHIBIT I

                           FORM OF SECURITY AGREEMENT


                                [to be attached]